Exhibit 4.4
FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of February 3, 2021, among Bally’s Corporation (f/k/a Twin River Worldwide Holdings, Inc.), a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein, as amended and supplemented from time to time) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, the Guarantors and the Trustee are party to an indenture dated as of May 10, 2019 (as amended and supplemented, the “Indenture”) relating to the Issuer’s 6.750% Senior Notes due 2027 (the “Notes”);
WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”), enter into a supplemental indenture for the purpose of amending the Indenture;
WHEREAS, the Issuer has solicited consents (the “Consent Solicitation”) from each Holder of the Notes upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated as of January 28, 2021 (the “Consent Solicitation Statement”), as the same may be further amended, supplemented or modified;
WHEREAS, the Consent Solicitation contemplates the proposed amendment to the Indenture (the “Proposed Amendment”) set forth herein and a supplemental indenture in respect of the Proposed Amendment being executed and delivered, with the operation of such Proposed Amendment being subject to, among other things, the receipt by the Issuer of the Requisite Consents at or prior to the Expiration Time (as defined in the Consent Solicitation Statement) and the payment by the Issuer of the aggregate Consent Fee (as defined in the Consent Solicitation Statement) payable in respect of the Consent Solicitation;
WHEREAS, the Issuer has received the Requisite Consents to effect the Proposed Amendment and has furnished to the Trustee evidence of such Requisite Consents;
WHEREAS, the Issuer and the Guarantors are authorized to execute and deliver this Fourth Supplemental Indenture;
WHEREAS, the Issuer has requested that the Trustee execute and deliver this Fourth Supplemental Indenture; and
WHEREAS, all conditions and requirements necessary to the execution and delivery of this Fourth Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Fourth Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.Capitalized Terms. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.
2.Amendment to the Indenture. Section 4.09(b)(1) of the Indenture is hereby amended to change the reference to “745.0 million” to “$975.0 million.”
3.Effect and Operation of Fourth Supplemental Indenture. This Fourth Supplemental Indenture will be effective and binding immediately upon its execution and thereupon this Fourth Supplemental Indenture will form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered under the Indenture will be bound hereby; provided, however, that notwithstanding anything in the Indenture or this Fourth Supplemental Indenture to the contrary, the Proposed Amendment in this Fourth Supplemental Indenture will not be operative until the Issuer has paid or caused to be paid the aggregate Consent Fee payable in respect of the Consent Solicitation. If the Consent Solicitation is terminated or withdrawn, or the aggregate Consent Fee is not paid for any reason, this Fourth Supplemental Indenture will not become operative.
4.No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary or any direct or indirect parent of the Issuer, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Fourth Supplemental Indenture, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.Ratification of Indenture; Fourth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. This Fourth Supplemental Indenture will form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered will be bound hereby.
6.GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
7.Counterparts. This Fourth Supplemental Indenture may be executed in counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same instrument. Any signature to this Fourth Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Fourth Supplemental Indenture.

8.Effect of Headings. The section headings herein are for convenience only and will not affect the construction hereof.
9.The Trustee. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the Notes or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. The Trustee will not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof. In acting hereunder and with respect to the Notes, the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and will be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.
10.Miscellaneous. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

BALLY'S CORPORATION

By:	/s/ Craig Eaton
Name: Craig Eaton
Title: Executive Vice President, General
Counsel and Secretary

UTGR, Inc.
PREMIER ENTERTAINMENT BILOXI, LLC
PREMIER ENTERTAINMENT III, LLC
TWIN RIVER MANAGEMENT GROUP, INC.
TWIN RIVER – TIVERTON, LLC
JAMLAND, LLC
PREMIER FINANCE BILOXI CORP.
DOVER DOWNS, INC.
PREMIER ENTERTAINMENT BLACK HAWK, LLC
PREMIER ENTERTAINMENT VICKSBURG, LLC
IOC-KANSAS CITY, INC.
each as a Guarantor

BALLY'S CORPORATION

By:	/s/ Craig Eaton
Name: Craig Eaton
Title: Executive Vice President, General
Counsel and Secretary
[Signature Page to Fourth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Laurel Casasanta
Name:	Laurel Casasanta
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]